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                                                                    EXHIBIT 99.1

REVIEW REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
TIB Financial Corp.
Key Largo, Florida

We have reviewed the consolidated balance sheet of TIB Financial Corp. as of June 30, 2003, the related consolidated statements of income for the quarter and year-to-date periods ended June 30, 2003 and the related consolidated statements of changes in shareholders' equity and cash flows for the year-to-date period ended June 30, 2003. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The consolidated statements of income of TIB Financial Corp. for the quarter and year-to-date periods ended June 30, 2002 and the consolidated statements of changes in shareholders' equity and cash flows for the year-to-date period ended June 30, 2002 were reviewed by other accountants whose report dated August 13, 2002 stated that they were not aware of any material modifications that should be made to those statements in order for them to be in conformity with generally accepted accounting principles.

/s/ Crowe, Chizek and Company LLP
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Crowe, Chizek and Company LLP

Fort Lauderdale, Florida
August 8, 2003